Exhibit 107

Calculation of Filing Fee Tables

Form F-4

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(Form Type)

Apollomics Inc.

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(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Ordinary Shares (3)	Other	13,427,525 Class A Ordinary Shares	$10.20(4)	$136,960,755	0.0001102	$15,093.08
	Equity	Warrants to purchase Class A Ordinary Shares(5)	Other	10,350,000 Warrants	—	—	—	—
	Equity	Class A Ordinary Shares Underlying Warrants(6)	Other	10,350,000 Class A Ordinary Shares	$11.58(7)	$119,853,000	0.0001102	$13,207.80

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$256,813,755		$28,300.88

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$28,300.88

(1)

All securities being registered will be issued by Apollomics Inc., a Cayman Islands exempted company (“Apollomics”). In connection with the business combination (the “Business Combination”) described in this Registration Statement on Form F-4 (the “Registration Statement”) and the proxy statement/prospectus included herein, Maxpro Capital Acquisition Corp., a publicly traded Delaware corporation (“Maxpro”), will merge (the “Merger”) with and into Project Max SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Apollomics, with Maxpro surviving the merger. The number of Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), of Apollomics and the Class A Ordinary Shares issuable upon the exercise of warrants to purchase Class A Ordinary Shares (“Apollomics Warrants”) being registered is based upon the estimate of the sum of (i) the maximum number of shares of Class A common stock, par value $0.0001 per share (“Maxpro Class A Common Stock”), of Maxpro that will be outstanding immediately prior to the Business Combination and exchanged for an equal number of Class A Ordinary Shares (including the shares of Class B common stock (“Maxpro Class B Common Stock” and, together with the Maxpro Class A Common Stock, the “Maxpro Common Stock”) of Maxpro that will be converted to shares of Maxpro Class A Common Stock immediately prior to the Business Combination); and (ii) the maximum number of shares of Maxpro Class A Common Stock underlying each warrant of Maxpro (“Maxpro Warrants”), which will be assumed by Apollomics and will become Apollomics Warrants.

(2)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Represents Class A Ordinary Shares issuable in exchange for outstanding shares of Maxpro Common Stock upon the Merger.

(4)

In accordance with Rule 457(c), based on the average of the high ($10.20) and low ($10.19) prices of the shares of Maxpro Class A Common Stock on The Nasdaq Global Market (“Nasdaq”) on November 17, 2022.

(5)	Represents Apollomics Warrants, each whole warrant entitling the holder to purchase one Class A Ordinary Share, to be issued in exchange for warrants of Maxpro pursuant to the Business Combination.

(6)	Represents Class A Ordinary Shares underlying the Apollomics Warrants.

(7)

In accordance with Rule 457(f)(1), based on the sum of (a) the average of the high ($0.08) and low ($0.08) prices for the Maxpro Warrants on Nasdaq on November 17, 2022 and (b) $11.50, the exercise price of the Maxpro Warrants, resulting in a combined maximum offering price per warrant of $11.58. The maximum number of Class A Ordinary Shares issuable upon exercise of the Apollomics Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Apollomics Warrants has been allocated to the underlying Class A Ordinary Shares and those Class A Ordinary Shares are included in the registration fee. The maximum number of Class A Ordinary Shares issuable upon exercise of the Apollomics Warrants are being simultaneously registered hereunder.

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